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                                                                    Exhibit 99.1
                      * * *  FOR IMMEDIATE RELEASE * * *


                     ITALIAN OVEN OBTAINS D-I-P FINANCING


FOR MORE INFORMATION

CONTACT J. GARVIN WARDEN at (412) 537-8340


          The Italian Oven, Inc. (NASDAQ:OVENQ). The Italian Oven, Inc. (the "Company") today announced that it had obtained debtor-in-possession financing from a private lender in the form of a $200,000 revolving line of credit. The credit facility will expire in 90 days, unless a transaction for the sale of the Company or a plan of reorganization is sooner approved by the bankruptcy court that has jurisdiction over the Company's business affairs. The court has approved the credit facility and proceeds of the line of credit have been made available to the Company.

          "Access to capital is an important step to rebuilding the financial credibility of the Company's operations," said J. Garvin Warden, interim Chief Executive Officer of the Company.

          The Italian Oven, Inc. operates and franchises Italian-theme, casual dining restaurants. The Company continues to operate under the protection of the bankruptcy code.